UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

CompuCredit Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code:770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 13, 2010, CompuCredit Holdings Corporation (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) that it was in material non-compliance with NASDAQ Listing Rule 5605(b)(1) as a result of the vacancy caused by the fact that Nicholas B. Paumgarten did not stand for re-election at the Company’s 2010 Annual Meeting of Shareholders.  NASDAQ Listing Rule 5605(b)(1) requires that a majority of the Company’s Board of Directors be comprised of independent directors, as that term is defined by NASDAQ Listing Rule 5605(a)(2).  The Company received notice from NASDAQ on May 13, 2010 acknowledging this non-compliance.  Consistent with NASDAQ Listing Rule 5605(b)(1)(A), NASDAQ provided the Company a cure period in order to regain compliance.

On May 12, 2011, the Company held its Annual Meeting of Shareholders.  At the 2011 Annual Meeting, the Company’s shareholders elected five directors, including three directors who qualify as “independent directors,” as that term is defined by NASDAQ Listing Rule 5605(a)(2).  On May 12, 2011, the Company informed NASDAQ that a majority of the Company’s Board of Directors is comprised again of “independent directors.”  On May 16, 2011, NASDAQ notified the Company that NASDAQ determined that the Company had regained compliance with NASDAQ Listing Rule 5605(b)(1) and that the matter is now closed.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 12, 2011.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitation.  The only matter acted upon at the meeting was a proposal to elect five directors for terms expiring at the 2012 Annual Meeting of Shareholders.  The proposal was approved by the shareholders pursuant to the voting results set forth below.

Nominee	For	Withheld	Broker Non-Votes
David G. Hanna	30,299,543	237,030	--
Richard R. House, Jr.	30,289,043	247,530	--
Deal W. Hudson	30,208,446	328,127	--
Mack F. Mattingly	30,291,062	245,511	--
Thomas G. Rosencrants	30,177,264	359,309	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT HOLDINGS CORPORATION

Date: May 17, 2011	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer